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                                                                    Exhibit 99.3



                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE



IN RE:                            )    CASE NO. 02-12550 PJW
                                  )
                                  )
                                  )    CHAPTER 11
NUTRITIONAL SOURCING CORPORATION, )
                                  )
                                  )
                                  )
                     DEBTOR.      )

                    MOTION FOR ORDER (I) APPROVING PROCEDURES
                 AND MATERIALS EMPLOYED TO PROVIDE NOTICE OF THE
             DISCLOSURE STATEMENT HEARING AND CONFIRMATION HEARING,
         (II) APPROVING DISCLOSURE STATEMENT, (III) ESTABLISHING RECORD
             DATE AND VOTING DEADLINE, (IV) DETERMINING TREATMENT OF
          CERTAIN CLAIMS AND INTERESTS FOR NOTICE AND VOTING PURPOSES,
             (V) APPROVING SOLICITATION PROCEDURES FOR CONFIRMATION

         Nutritional Sourcing Corporation as debtor and debtor in possession in the above-captioned cases (the "Debtor"), submit this motion (the "Motion")(1) for an order under 11 U.S.C.ss.ss. 105(a), 1125(b) and 1126(b) and Fed. R. Bankr. P. 2002, 3017, 3018 and 3020 (i) approving procedures and materials employed to provide notice of the disclosure statement hearing and the confirmation hearing, (ii) approving disclosure statement, (iii) establishing a record date and voting deadline, (iv) determining the treatment of certain claims and interests for notice and voting purposes, and (v) approving solicitation procedures for confirmation.

___________________

(1) Unless otherwise defined herein, capitalized terms herein shall have the meanings ascribed to them in the Disclosure Statement, the Plan or the attachments thereto.

         In support of this Motion, the Debtor respectfully represents as follows:

                             JURISDICTION AND VENUE

         1. The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C.ss.ss. 157 and 1334. Venue is proper pursuant to 28 U.S.C.ss.ss. 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C.ss. 157(b)(2).

         2. The statutory predicates for the relief requested herein are sections 105, 1125 and 1126 of the Bankruptcy Code and Rules 2002, 3017, 3018, and 3020 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules").

                                   BACKGROUND

         3. The Debtor, through its operating subsidiaries (the "Operating Subsidiaries"), operates one of the leading supermarket chains and the leading video rental store chain (through its franchise rights with Blockbuster, Inc.) in Puerto Rico. Further, the Debtor, through one of its Operating Subsidiaries, owns the leading supermarket and video store operation (through its franchise rights with Blockbuster, Inc.) in the U.S. Virgin Islands.

         4. On September 24, 2002, the Debtor filed its consent to the entry of an order for relief under chapter 11 of the Bankruptcy Code in response to an involuntary chapter 11 petition filed by three of its note holders on September 4, 2002 (the "Petition Date"). The Court entered the order for relief on September 27, 2002. The Debtor continues to operate its business and manage its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

         5. No trustee or examiner has been appointed in the Debtor's chapter 11 case. The Official Committee of Unsecured Creditors (the "Committee") was appointed herein pursuant to section 1102 of the Bankruptcy Code on October 11, 2002.

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

         6. Following the Petition Date, the Debtor has actively engaged in a variety of tasks in furtherance of its ability to formulate and propose a plan of reorganization (the "Plan") and its eventual emergence from chapter 11. These efforts include the retention of professionals, the completion of the Debtor's schedules and statement of financial affairs, obtaining an extension of the maturity date of its Operating Subsidiaries bank facility (which was set to mature on February 1, 2003), obtaining an extension of exclusivity and completing negotiations with the Committee, which consists of holders of those certain unsecured 9 1/2% Senior Notes and Series C Senior Notes due 2003 (the "Senior Notes") in the principal amount of approximately $177 million plus accrued interest, including the indenture trustee under the indenture governing the Senior Notes, with respect to a plan of reorganization. The Debtor filed its consensual plan of reorganization (the "Plan") and related disclosure statement on the date hereof.

                             TERMS OF PROPOSED PLAN

         7. The terms of the Plan, as reflected in a term sheet (the "Term Sheet")(2), a copy of which is attached hereto as Exhibit A), signed by the Debtor and each member of the Committee except for the Indenture Trustee(3), provides that the Senior Note holders will receive a combination of cash (the "Cash Consideration") and new senior notes, provided that the Debtor meets certain Benchmarks (as defined in the Term Sheet). The Cash Consideration will consist of (i) $51 million cash from the Operating Subsidiaries, of which $15 million is

___________________

(2) This motion contains a summary of certain provisions of the Term Sheet. For a complete understanding of the Term Sheet, please refer to the Term Sheet attached to the Disclosure Statement as Appendix C. To the extent that there is an inconsistency between the Motion and the Term Sheet, the Term Sheet shall control.

(3) The Indenture Trustee could not sign the Term Sheet because the percentage of notes held by Committee members is not sufficient to direct the Indenture Trustee to take such action under the terms of the Indenture.

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


being contributed by existing equity in exchange for retaining all of its equity interest in the Debtor, and (ii) an additional amount of cash (the "Additional Cash Contribution") from the Operating Subsidiaries. If, however, the Debtor fails to satisfy any of the Benchmarks, the Committee will have the option, at its discretion, to proceed under an alternative plan whereby it would receive all of the equity interests in the Debtor plus alternative notes in lieu of the combination of cash and notes discussed above.

         8. The Additional Cash Contribution will be in the amount of $1.5 million per four week fiscal period to be deposited by an Operating Subsidiary into a segregated bank account (the "Deposit Account") on the fifth business day following the last day of each 4 week accounting period commencing with the accounting period (each, a "Deposit Date") ending on January 25, 2003 and terminating on the date the Plan is consummated; PROVIDED that in the event that the Plan is to be consummated prior to the Deposit Date in any 4 week accounting period, the Debtor shall cause a pro rata deposit with respect to such period to be made into the Deposit Account immediately prior to the date on which the Plan is consummated.

         9. The Debtor and its Operating Subsidiaries are negotiations with lenders for a new credit facility for the Operating Subsidiaries to replace the existing credit facility, which expires on September 30, 2003. The Debtor is seeking to confirm its Plan prior to entry into the new bank facility, and consummate such Plan on or before September 30, 2003.

                                RELIEF REQUESTED

         10. By this Motion, the Debtor requests entry of an order (the "Solicitation Procedures Order"): (i) approving the procedures and materials employed to provide notice of the filing of the Disclosure Statement and the Plan, the deadline for objections thereto, and the date, time and location of the hearing on the adequacy of the Disclosure Statement, and the confirmation of the Plan, (ii) approving the Disclosure Statement, (iii) establishing a record date and voting deadline, (iv) determining the treatment of certain claims and interests for notice and voting purposes, and (v) approving the procedures and materials to be employed in the solicitation of votes with respect to the Plan.

         11. In addition, the Debtor requests that, in order for the relevant solicitation materials to be fully and properly disseminated to the Senior Note holders, the Bankruptcy Court order all banks, brokerages, transfer agents and clearinghouses that have been identified as record holders of the Senior Notes, to disseminate the appropriate solicitation packages to such Senior Note holders and cooperate with the Debtor with respect to the solicitation process, as described in more detail below.

I.       APPROVAL OF THE FORM AND MANNER OF NOTICE
         OF THE DISCLOSURE STATEMENT HEARING AND
         DEADLINE FOR FILING OBJECTIONS THERETO

         12. Bankruptcy Rule 3017(a) provides, in relevant part:

         [A]fter a disclosure statement is filed in accordance with Rule 3016(b), the court shall hold a hearing on at least 25 days' notice to the debtor, creditors, equity security holders and other parties in interest as provided in Rule 2002 to consider the disclosure statement and any objections or modifications thereto. The plan and the disclosure statement shall be mailed with the notice of the hearing only to the debtor, any trustee or committee appointed under the Code, the Securities and Exchange Commission, and any party in interest who requests in writing a copy of the statement or plan.

Fed. R. Bankr. P. 3017(a). Bankruptcy Rule 9006(b) allows the Bankruptcy Court to reduce this period, in its discretion, for cause, with or without motion or notice. Fed. R. Bankr. P. 9006(b).

         13. The Deadline for filing and serving objections to the Disclosure Statement and the Solicitation Procedures Motion is FEBRUARY 25, 2003 AT 4:00 P.M. (EASTERN STANDARD TIME) (the "Disclosure Statement Objection Deadline"), and the Bankruptcy Court set MARCH 4,

2003 AT 5:00 P.M. (EST), as the date for the hearing to approve the Disclosure Statement. The proposed Solicitation Procedures Order will set forth these dates and deadlines.

         14. Bankruptcy Rules 2002(b) and (d) require notice by mail to all creditors and equity security holders of the time set for filing objections to, and the hearing to consider the approval of, a disclosure statement. Accordingly, in accordance with Bankruptcy Rules 3017(a), 2002(b) and (d), on or before JANUARY 31, 2003, the Debtor intends to:

         (a) deliver a copy of the notice in the form attached to the proposed Solicitation Procedures Order as EXHIBIT A (the "Disclosure Statement Notice") and a copy of the Disclosure Statement (including the Plan attached as Appendix I thereto) by first class mail upon (i) the United States Trustee (the "U.S. Trustee"), (ii) the Securities and Exchange Commission (the "SEC"), (iii) counsel for the Lender, (iv) counsel for the Committee, and (v) any party in interest who specifically requested the Disclosure Statement in the manner specified in the Disclosure Statement Notice and/or Bankruptcy Rule 3017(a); and

         (b) deliver a copy of the Disclosure Statement Notice by first class mail to the Debtor's creditor matrix, including, (i) the office of the United States Attorney for the District of Delaware, (ii) the District Director for the Internal Revenue Service, (iii) all persons or entities that filed proofs of claim, (iv) all persons or entities listed on in the Debtor's schedules of assets and liabilities filed with the Bankruptcy Court on October 11, 2002 and the amendment thereto filed on January 17, 2003 (Docket Nos. 27 and 76) (the "Schedules"), (v) all Senior Note holders and all banks, brokerages, transfer agents and clearing houses that have been identified as record holders of the Senior Notes, (vi) The Bank of New York as the indenture trustee under the indenture governing the Senior Notes, (vii) any other known holders of claims against or equity interests in the Debtor, and (viii) all parties who have requested notice pursuant to Bankruptcy Rule 2002 (the "2002 List") who would not otherwise receive notice.

         15. The Debtor submits that the mailing of the Disclosure Statement Notice described above satisfies the requirements of Bankruptcy Rules 2002(b) and (d). The Debtor believes that such notice contains all necessary and appropriate information regarding the Disclosure Statement hearing and the manner and deadlines for filing objections to the Disclosure Statement and this Motion.

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

II. APPROVAL OF THE DISCLOSURE STATEMENT

         16. Bankruptcy Code section 1125(b) prohibits postpetition solicitation of a reorganization plan unless the plan (or summary thereof) and a written disclosure statement, approved by the Bankruptcy Court as containing adequate information, are transmitted to those persons whose votes are being solicited. The Debtor requests that the Bankruptcy Court approve the Disclosure Statement as providing adequate information within the meaning of Bankruptcy Code section 1125(a)(1). Bankruptcy Code section 1125 defines "adequate information" as:

         [I]nformation of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan. . . .

11 U.S.C.ss.1125(a)(1).

         17. The disclosure statement must contain "adequate information" so that a creditor (likened to a "hypothetical reasonable investor") can make an "informed judgment" whether to accept or reject the plan. IN RE CIVITELLA, 15 B.R. 206, 208 (Bankr. E.D. Pa.1981). What constitutes adequate information is to be determined on a case- specific basis under a flexible standard that can promote the policy of chapter 11 towards fair settlement through a negotiation process between informed interested parties. KIRK V. TEXACO, INC., 82 B.R. 678, 682 (S.D.N.Y.1988). SEE ALSO FIRST AMERICAN BANK OF NEW YORK V. CENTURY GLOVE INC., 81 B.R. 274, 278 (D. Del.1988); IN RE MONROE WELL SERVICE, INC., 80 B.R. 324, 330-331 (Bankr. E.D. Pa.1987); IN RE FERRETTI, 128 B.R. 16, 18-19 (Bankr.
D.N.H. 1991) (reciting extensive list of the type of information often needed in disclosure statements).

         18. The Disclosure Statement is extensive and comprehensive; it contains descriptions and summaries of, among other things, (i) the Plan, (ii) certain events preceding the

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commencement of these chapter 11 cases, (iii) significant events during the chapter 11 cases, (iv) the nature of known claims against the Debtor's estates,
(v) the transactions to be implemented pursuant to the Plan, (vi) risk factors affecting the Plan, (vii) a liquidation analysis setting forth the estimated recoveries that creditors would receive in chapter 7, (viii) financial information and valuations that would be relevant to creditors' determinations of whether to accept or reject the Plan and (ix) federal tax law consequences of the Plan.

         19. In addition, the Disclosure Statement was the subject of review and comment by counsel to the Creditors' Committee and reflects comments received from such counsel. Accordingly, the Debtor submits that the Disclosure Statement contains adequate information within the meaning of Bankruptcy Code section 1125 and should be approved.

III. APPROVAL OF THE FORM AND MANNER OF
     NOTICE OF THE CONFIRMATION HEARING AND
     DEADLINE FOR FILING OBJECTIONS THERETO

     A. ESTABLISHMENT OF CONFIRMATION OBJECTION
        DEADLINE AND PROCEDURES WITH RESPECT THERETO

         20. Bankruptcy Rule 3017(c) provides that "[o]n or before approval of the disclosure statement, the court . . . may fix a date for the hearing on confirmation" of a plan. Unless otherwise provided by the Bankruptcy Court, Bankruptcy Rule 2002(b) requires that at least 25 days notice must be given by mail to all creditors and indenture trustees of the time fixed for filing objections to and the hearing to consider confirmation of a plan.

         21. Bankruptcy Rule 3020(b)(1) provides that objections to confirmation of a plan must be filed and served "within a time fixed by the court." The Debtor requests that the Bankruptcy Court set APRIL 18, 2003 AT 4:00 P.M. (EST) as the deadline for filing and serving objections to confirmation of the Plan (the "Confirmation Objection Deadline"). The Debtor requests that the Bankruptcy Court consider only timely filed and served written objections to confirmation of the Plan, and that objections not timely filed and served in accordance with the provisions of the immediately following paragraph be overruled.

         22. The Debtor also requests that the Bankruptcy Court direct that objections, if any, to confirmation of the Plan: (i) be made in writing, (ii) comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, (iii) set forth the name of the objector, and the nature and amount of any claim or interest asserted by the objector against or in the Debtor, its estates or its property, (iv) state with particularity the legal and factual bases for the objection, including specific reference to the text of the Plan to which the objection is made and (v) be filed with the Bankruptcy Court, together with proof of service, and served by personal service, overnight delivery, first class mail or facsimile, so as to be RECEIVED no later than the Confirmation Objection Deadline, by the parties (the "Notice Parties") designated in the Confirmation Notice (as hereinafter defined).

     B. APPROVAL OF FORM AND MANNER OF
        NOTICE OF THE CONFIRMATION HEARING

         23. Bankruptcy Rule 3017(d) requires that a notice of the time for filing objections and the hearing on confirmation of the Plan be mailed to all creditors and equity security holders pursuant to Bankruptcy Rule 2002(b) and
(d).

         24. Accordingly, in accordance with Bankruptcy Rules 3017(d), 2002(b) and (d), on or before MARCH _20, 2003, the Debtor intends to, upon approval of this Court:

         a) deliver a copy of the notice in the form attached to the proposed Solicitation Procedures Order as EXHIBIT B (the "Confirmation Notice"), as well as copies of the Disclosure Statement, the Plan, the Solicitation Procedures Order, or any exhibits or appendices to such pleadings, by first class mail (as appropriate) upon (i) the U.S. Trustee, (ii) the SEC, (iii) the office of the United States Attorney for the District of Delaware, (iv) the District Director for the Internal Revenue Service, (v) counsel for the Lender, (vi) counsel for the Committee, and (vii) each creditor on Debtor's creditor matrix, including, (A) all persons or entities that filed proofs of claim, (B) all persons or entities listed on in the Schedules, (C) all Senior Note holders and all banks, brokerages, transfer agents and clearing houses that have been identified as record holders of the

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Senior Notes, (D) The Bank of New York as the indenture trustee under the indenture governing the Senior Notes, (E) any other known holders of claims against or equity interests in the Debtor, and (F) the 2002 List members who would not otherwise receive notice (collectively, the "Plan Notice Parties").

         25. The Confirmation Notice contains notice of the Confirmation Hearing and Confirmation Objection Deadline, as well as the procedures for filing objections to confirmation of the Plan as outlined above. The Debtor submits that such notice complies with the requirements of Bankruptcy Rules 3017(d), 2002(b) and 2002(d).

         26. The Debtor believes that the foregoing procedures regarding the provision of notice of the Confirmation Hearing, Confirmation Objection Deadline and related matters provide sufficient notice to all parties in interest in the Debtor's chapter 11 cases and comply with Bankruptcy Rules 2002 and 3017.

IV. ESTABLISHMENT OF RECORD DATE AND VOTING DEADLINE

     A. RECORD DATE

         27. Bankruptcy Rule 3017(d) provides that the "date [an] order approving the disclosure statement [is] entered" is the record date for determining the "holders of stock, bonds, debentures, notes and other securities" entitled to receive ballots and the materials specified in Bankruptcy Rule 3017(d). Because Bankruptcy Rules 3017(d) and 3018(a) purport to set a record date based on when the Clerk of the Bankruptcy Court enters an order on the official docket, such rules in essence require ownership lists to be prepared retroactively, even though this cannot be done accurately.

         28. Accordingly, because the registrars of the Debtor's securities need ADVANCE notice of at least three (3) full business days to enable those responsible for assembling ownership lists of publicly traded securities to compile a list of holders as of a date certain, and notwithstanding anything to the contrary in the Bankruptcy Rules, the Debtor requests that the

                                       10
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Bankruptcy Court exercise its power under Bankruptcy Code section 105(a) to set
MARCH 4, 2003 AT 5:00 P.M. (EST) as the record date (the "Record Date") for determining the creditors and interest holders entitled to: (i) receive Solicitation Packages and (ii) vote to accept or reject the Plan. The Debtor will instruct those responsible for compiling ownership lists to prepare such lists as of the Record Date.

     B. VOTING DEADLINE

         29. Pursuant to Bankruptcy Rule 3017(c), at the time of, or before the approval of the Disclosure Statement, "the court shall fix a time within which the holders of claims and interests may accept or reject the plan." The Debtor hereby requests that the Bankruptcy Court set APRIL 18, 2003 AT 5:00 P.M. (EST) (the "Voting Deadline"), as the deadline by which all ballots accepting or rejecting the Plan must be received by InnisFree M&A Incorporated, (the "Voting Agent").

         30. Ballots not received by the Voting Deadline will not be counted. The Voting Agent will not accept any ballot transmitted via facsimile or electronic mail. Any holder that votes in favor of the Plan will be deemed to have consented to the all the terms of the Plan, including, but not limited to, the Committee's right to issue or withdraw the Direction Letter. Upon mutual agreement with the Committee, the Debtor hereby reserves its right to extend the Voting Deadline if the need should arise.

V. DETERMINATION OF TREATMENT OF CERTAIN
   CLAIMS FOR NOTICE AND VOTING PURPOSES

     A. UNIMPAIRED CREDITORS

         31. Under the Plan, holders of certain claims against the Debtor are unimpaired, as defined in Bankruptcy Code section 1124 (the "Unimpaired Creditors").

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Pursuant to Bankruptcy Code section 1126(f), Unimpaired Creditors are not entitled to vote on the Plan. Under the Plan, holders of claims in Class 1 and 3 are Unimpaired Creditors.(4)

     B. NOTICE TO UNIMPAIRED CREDITORS AND NON-VOTING
        HOLDERS OF INSIDER CLAIMS AND EQUITY SECURITY INTERESTS

         32. In lieu of Solicitation Packages (as defined and described below), the Debtor proposes to mail, or cause to be mailed, by first class mail, (i) to the Unimpaired Creditors, a copy of the Notice of Non-Voting Status with Respect to Unimpaired Classes, in the form attached to the proposed Solicitation Procedures Order as EXHIBIT C, (ii) to Non-Voting holders of Insider Claims,(5) a copy of the Notice of Non-Voting Status With Respect to Nutritional Sourcing Corporation Impaired Class "4," in the form attached to the proposed Solicitation Procedures Order as EXHIBIT D, and (iii) to Non-Voting holder of the Equity Security Interest,(6) a copy of the Notice of Non-Voting Status With Respect to Nutritional Sourcing Corporation Class "5," in the form attached to the proposed Solicitation Procedures Order as EXHIBIT E.

         33. Each of such notices, respectively, provides: (i) notice of the approval of the Disclosure Statement, (ii) notice of the filing of the Plan,
(iii) instructions regarding the

___________________

(4) Class 1 Lender Secured Claims include the Secured Claims of the Lender under the Loan and Security Agreement, dated as of April 27, 1997, among NSC, as borrower, as amended and as supplemented from time to time thereafter and as amended and supplemented by that certain Extension and Modification Agreement dated January, 2003. Class 3 Intercompany Claims include any Claim by any of the Operating Subsidiaries against the Debtor.

(5) Under the terms of the Plan, holders of Class 4 Insider Claims are not entitled to receive or retain any property on account of their claims against the Debtor and, therefore, pursuant to section 1126(g) of the Bankruptcy Code such claimants are deemed to have rejected the Plan and are not entitled to vote on the Plan.

(6) Under the terms of the Plan, the holder of the Class 5 Equity Securities Interest will not be entitled to vote on the Plan because (i) it will be unimpaired and deemed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code because, under the Primary Plan, it will be entitled to retain their interests in the Debtor or (ii) it will be deemed impaired and deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code because, under the Alternative Plan, it will not be entitled to receive or retain any property on account of their interests in the Debtor.


                                       12
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various ways to obtain and/or view copies of the Disclosure Statement and Plan and other documents, (iv) information regarding the Confirmation Hearing and (v) detailed directions for filing confirmation objections by the Confirmation Objection Deadline.

         34. The Debtor believes that mailing these notices satisfies the requirements of Bankruptcy Rule 3017(d) with respect to the recipients of such notices.

VI. TEMPORARY ALLOWANCE OF
    CLAIMS FOR VOTING PURPOSES

         35. The Debtor believes that certain creditors of the Debtor have claims that are contingent, unliquidated or disputed,(7) and that under applicable Bankruptcy Rules, such creditors are not entitled to vote on the Plan. Bankruptcy Rule 3018(a) provides, in relevant part, that "notwithstanding objection to a claim or interest, the court after notice and hearing may temporarily allow the claim or interest in an amount which the court deems proper for the purpose of accepting or rejecting a plan."

         36. Pursuant to Bankruptcy Code section 105(a), the Debtor requests that the Bankruptcy Court fix APRIL 1, 2003 AT 4:00 P.M. (EST) (the "Rule 3018(a) Motion Deadline") as the deadline for any creditor to file and serve a motion pursuant to Bankruptcy Rule 3018(a) ("Rule 3018(a) Motions") seeking temporary allowance of a claim for voting purposes. The Debtor further requests that the Bankruptcy Court direct that Rule 3018(a) Motions: (i) be made in writing, (ii) comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, (iii) set forth the name of the party asserting the Rule 3018(a) Motion, (iv) state with particularity the legal and factual bases for the Rule 3018(a) Motion and (v) be filed with the Bankruptcy Court, together with proof of service, and served by personal service, overnight delivery, first


___________________

(7) Either because (i) such claims were scheduled as such and no proof of claim was filed, (ii) a proof of claim in an unliquidated amount was filed, or
     (iii) of the pendency of an objection to a filed claim.

class mail or facsimile, so as to be RECEIVED by the Notice Parties no later than the Rule 3018(a) Motion Deadline.

         37. The Debtor further proposes that any party timely filing and serving a Rule 3018(a) Motion be provided a ballot and be permitted to cast a provisional vote to accept or reject the Plan. If, and to the extent that, the Debtor and such party are unable to resolve the issues raised by the Rule 3018(a) Motion, the Debtor requests that all such Rule 3018(a) Motions be considered at the omnibus hearing scheduled for APRIL 11, 2003 AT 10:30 A.M. (EASTERN STANDARD TIME.

         38. Requiring Rule 3018(a) Motions to be filed by the Rule 3018(a) Motion Deadline will afford the Debtor sufficient time to consider and, if necessary, contest (or if appropriate, seek to resolve), the Rule 3018(a) Motions and will help to ensure that an accurate tabulation of ballots is completed by the Confirmation Hearing Date.

VII. APPROVAL OF THE SOLICITATION PROCEDURES

     A. VOTING AGENT

         39. By application (the "Innisfree Application") dated January 23, 2003, the Debtor sought to retain and employ the Voting Agent as Debtor's special noticing, tabulation and balloting agent in connection with the solicitation and tabulation of votes on the Plan. In accordance with the provisions set forth in the Innisfree Application, the Debtor proposes to utilize the Voting Agent as the Debtor's noticing and balloting agent to assist the Debtor in mailing solicitation packages and notices, receiving and tabulating ballots cast on the Plan, and to certify to the Bankruptcy Court the results of the balloting.

     B. BALLOTS

         40. The Debtor requests that the Bankruptcy Court approve the form of ballots to be utilized in soliciting votes on the Plan, as modified to meet the particular requirements of

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

the Debtor's chapter 11 cases and the Plan, in substantially the forms attached to the proposed Solicitation Procedures Order as EXHIBITS F-1 AND F-2. Bankruptcy Rule 3017(d) provides that ballots for accepting or rejecting the Plan should conform substantially to Official Form 14.

         41. The respective ballots are:

     EXHIBIT F-1      Ballot for Class 2: Beneficial Owners of Senior Notes
                      Claims; and

     EXHIBIT F-2      Master Ballot for Class 2: Record Holders of Senior Notes
                      Claims.

         42. Each of the ballots is consistent with the appropriate Official Form and has been modified to address particular aspects specific to the Debtor's chapter 11 case and to include certain additional information that the Debtor believes to be relevant and appropriate for each such class of claims. The Debtor submits that the ballots described above satisfy the requirements of Bankruptcy Rule 3017(d).

     C. CONTENTS AND TRANSMITTAL
        OF SOLICITATION PACKAGES

         43. Bankruptcy Rule 3017(d) specifies the materials to be distributed to holders of claims and/or interests upon approval of a disclosure statement. If the Disclosure Statement is approved, the Debtor proposes to cause the Voting Agent to transmit by first class mail, on or before MARCH 20, 2003 (the "Solicitation Date"), to the holders of claims in Class 2 (as of the Record
Date), a solicitation package containing: (i) the Plan, (ii) the Disclosure Statement, (iii) an appropriate ballot, (iv) the Confirmation Hearing Notice,
(v) the Solicitation Procedures Order and (vi) such other information as the Bankruptcy Court may direct or approve (collectively, the "Solicitation Package").

         44. Specifically, the Debtor proposes that the persons holding claims in Class 2 (i) who have filed timely proofs of claims that have not been disallowed by an order of the

Bankruptcy Court entered on or before the Record Date, or (ii) whose claims are scheduled in the Schedules, receive a Solicitation Package. So as to avoid duplication and reduce expenses, the Debtor proposes that creditors who have filed duplicate claims in any given class should be required to receive only one Solicitation Package and one ballot for voting their claims with respect to that class. Solicitation Packages shall also be mailed to the Plan Notice Parties.

     D. PROCEDURES FOR TRANSMITTAL OF SOLICITATION
        PACKAGES TO HOLDERS OF CLASS 2 CLAIMS

         45. Creditors of Class 2 are comprised of holders of the Debtor's Senior Notes. Bankruptcy Rule 3017(e) provides, in part, as follows:

         [T]he court shall consider [at the disclosure statement hearing] the procedures for transmitting the documents and information required by [Bankruptcy Rule 3017(d)] to beneficial holders of stock, bonds, debentures, notes, and other securities, determine the adequacy of the procedures, and enter any orders the court deems' appropriate.

         46. Because of the complexity and difficulty associated with reaching beneficial owners of publicly traded securities, many of which hold their securities in brokerage accounts and through several layers of ownership, and because of the added complexity of identifying all beneficial holders of the Senior Notes, the Debtor proposes that all known record holders (the "Record Holders") be required to provide the Voting Agent with the addresses of such beneficial Senior Note holders, as of the Record Date, in electronic format, on or before MARCH 10, 2003. For those that fail to provide such information, the Debtor requests that the Record Holders be required to send the appropriate solicitation materials, in a manner customary in the securities industry, so as to maximize the likelihood that beneficial owners of the Senior Notes will receive the materials and be given the opportunity to vote on the Disclosure Statement in a timely fashion.

         47. Accordingly, the Debtor proposes to cause the Voting Agent or its designated agent to transmit the Solicitation Packages to the Senior Notes holders, by mailing the materials by first class mail, no later than the Solicitation Date, to (i) each of the beneficial Senior Notes holders as of the Record Date for which the Voting Agent has received addresses in electronic format from the applicable Record Holders (or agents therefore), and (ii) each Record Holder (or the agent therefor) identified by the Voting Agent or its designated agent as an entity through which beneficial owners hold or held the Senior Notes as of the Record Date and from which the Voting Agent has not received addresses in electronic format.

         48. The Debtor further proposes that the Bankruptcy Court order that the Record Holders (or their agents) through which beneficial owners hold the Senior Notes as of the Record Date, and who fail to provide the Voting Agent or its designated agent with addresses of beneficial holders in electronic format, promptly distribute the Solicitation Packages to the beneficial owners for whom they held such securities. The Solicitation Packages to be transmitted to beneficial holders of the Senior Notes by Record Holders will include a ballot for the beneficial owners (the "Beneficial Owner Ballot", substantially in the form of Exhibit F-1, and a return envelope provided by, and addressed to, the requisite Record Holders (or their agents) of the beneficial owners. The Record Holders (or their agents) must then summarize the individual votes of their beneficial owners from the Beneficial Owner Ballots on a master ballot (the "Master Ballot") to be provided to them by the Debtor in substantially the form attached hereto as Exhibit F-2 (as appropriate). The Record Holders (or their agents) shall then return the Master Ballot to the Voting Agent by the Voting Deadline.

         49. The Debtor will serve a copy of this Motion and the Solicitation Procedures Order on each of the Record Holders (or their agents) identified by the Debtor and the Voting Agent or its designated agent as an entity through which beneficial owners hold the Senior Notes. The Debtor submits that this procedure adequately recognizes the complex structure of the securities industry, enables the Debtor to transmit materials to the record owners and beneficial owners of the Senior Notes, and affords such persons with a fair and reasonable opportunity to vote. The Debtor requests that the Bankruptcy Court authorize it to reimburse such entities for their reasonable, actual and necessary out-of-pocket expenses incurred in performing the tasks described above upon written request by such entities (subject to the Court's retaining jurisdiction to resolve any disputes over any request for such reimbursement).

         50. The Debtor proposes that no Solicitation Packages or other notices need be transmitted to (i) holders of claims listed on the Debtor's Schedules that have already been paid in full during these cases or that are authorized to be paid in full in the ordinary course of business pursuant to orders previously entered by the Bankruptcy Court, or (ii) any person to whom the Debtor mailed a notice of the meeting of creditors under Bankruptcy Code section 341 and such notice was returned marked "undeliverable" or "moved - no forwarding address" or for a similar reason, unless the Debtor have been informed in writing by such person of that person's new address.

     E. CONTENTS AND TRANSMITTAL OF
        SOLICITATION PACKAGES TO HOLDERS OF
        CONTINGENT, UNLIQUIDATED OR DISPUTED CLAIMS

         51. Bankruptcy Rule 3003(c)(2) provides in relevant part that "[any creditor . . . whose claim or interest is not scheduled or scheduled as disputed, contingent, or unliquidated . . . who fails to [timely file a proof of claim] shall not be treated as a creditor with respect to such claim for the purposes of voting and distribution."

         52. For all persons or entities who are listed on the Debtor's Schedules as having a claim or a portion of a claim which is disputed, unliquidated or contingent or which is scheduled as zero or unknown in amount or who filed a proof claim prior to the Solicitation Date reflecting a claim or portion of a claim that is disputed, unliquidated or contingent, the Debtor proposes to distribute a Solicitation Package that contains, in lieu of a ballot and the Confirmation Hearing Notice, a notice in substantially the form attached to the proposed Solicitation Procedures Order as EXHIBIT G (the "Notice of Disputed Claim Status"). The Notice of Disputed Claim Status informs such person or entity that their claim has been identified as disputed, contingent, or unliquidated or that it is scheduled as zero or unknown in amount. The Notice of Disputed Claim Status also informs such person or entity that absent having filed a Rule 3018(a) Motion in the manner and by the deadline described in paragraphs 35 through 38 above, they are precluded from submitting a vote with respect to such claim. Such persons will be instructed in the notice to contact the Voting Agent to receive a ballot for any such claim if a Rule 3018(a) Motion is timely filed.

         53. Nothing in these procedures is intended to affect the Debtor's right to object to any proof of claim. The Debtor requests that any claim as to which a separate objection, whether to the entire claim or a portion thereof, has been filed before MARCH 20, 2003(8) not be entitled to vote on the Plan and shall not be counted in determining whether the requirements of Bankruptcy Code section 1126(c) have been met unless (i) such claim has been temporarily allowed for voting purposes pursuant to Bankruptcy Rule 3018(a) and in accordance with the proposed Solicitation Procedures Order, or (ii) on or before the Voting Deadline (defined below), the objection to such claim has been resolved in favor of the creditor asserting the claim.


___________________

(8) This date gives any such creditor ample time to file a Rule 3018(a) Motion before the Voting Deadline.

     VIII. VOTING PROCEDURES

         54. PROCEDURES FOR VOTE TABULATION. So as to avoid uncertainty, to provide guidance to the Debtor and the Voting Agent, and to avoid the potential for inconsistent results, the Debtor requests that the Bankruptcy Court, pursuant to Bankruptcy Code section 105(a), establish the guidelines set forth below for tabulating the vote to accept or reject the Plan.

         55. VOTES COUNTED. The Debtor proposes that any ballot timely received, properly executed, containing sufficient information to permit the identification of the claimant and cast as either an acceptance or rejection of the Plan, will be counted and will be deemed to be cast as an acceptance or rejection, as the case may be, of the Plan. The Debtor requests that the Bankruptcy Court order that each Record Holder or beneficial owner of the Senior Notes will be deemed to have voted the full principal amount of its claim relating to such Senior Notes, notwithstanding anything to the contrary on the ballot.

         56. VOTES NOT COUNTED. The Debtor proposes that the following ballots not be counted or considered for any purpose in determining whether the Plan has been accepted or rejected:

         (a) Any ballot received after the Voting Deadline, even if postmarked before the Voting Deadline;

         (b) Any ballot that is illegible, or contains insufficient information to permit the identification of the claimant;

         (c) Any ballot that indicates neither an acceptance nor a rejection, or indicates both an acceptance and rejection, of the Plan;

         (d) Any ballot cast by a person or entity that does not hold a claim in a class that is entitled to vote to accept or reject the Plan;

         (e) Any unsigned ballot;

         (f) Any form of ballot other than the official form sent by the Voting Agent or a copy thereof;

         (g) Any copy of a ballot without an original signature; and/or

         (h) Any ballot that is sent by facsimile transmission or via electronic mail.

         57. CHANGING VOTES. Notwithstanding Bankruptcy Rule 3018(a), the Debtor proposes that whenever two or more ballots (including Master Ballots) are cast voting the same claim prior to the Voting Deadline, the ballot dated latest, but received prior to the Voting Deadline, will be deemed to reflect the voter's intent, and thus, to supersede any prior ballots, without prejudice to the Debtor's right to object to the validity of the second ballot, if otherwise in compliance with the provisions set forth herein, on any basis permitted by law, including under Bankruptcy Rule 3018(a) and, if the objection is sustained, to count the first ballot for all purposes. This procedure of counting the last ballot received is consistent with practice under various state and federal corporate and securities laws. Moreover, it will spare the Bankruptcy Court and the Debtor the time and expense of responding to motions under Bankruptcy Rule 3018(a) attempting to show cause for changing votes.

         58. NO DIVISION OF CLAIMS, INTERESTS OR VOTES. The Debtor proposes that the Bankruptcy Court clarify that creditors may not divide their claims or interests, or the votes associated therewith (except as it may relate to the procedures with respect to Master Ballots), and order that holders of claims or interests who vote, must vote all of their claims or interests within a particular class either to accept or reject the Plan. The Debtor further proposes that a ballot partially accepting and partially rejecting the Plan or ballots voted inconsistently shall not be counted for any purposes.

         59. PROCEDURES FOR COUNTING BALLOTS FROM HOLDERS OF SENIOR NOTES. The Debtor proposes that all Record Holders through which beneficial owners hold Senior Notes be required to receive and summarize on a Master Ballot all Beneficial Owner Ballots cast by the beneficial owners they serve and then return the Master Ballot to the Voting Agent. The Debtor further proposes that Record Holders be required to retain for inspection by the Bankruptcy Court the ballots cast by beneficial owners for one year following the Voting Deadline.

         60. To avoid double counting, the Debtor proposes that (i) votes cast by beneficial owners holding Senior Notes through a Record Holder and transmitted by means of a Master Ballot, be applied against the positions held by such Record Holder with respect to the Senior Notes, and (ii) that votes submitted by a Record Holder on a Master Ballot not be counted in excess of the position maintained by the respective Record Holder on the Record Date in the Senior Notes.

         61. To the extent that conflicting, double or over-votes are submitted, the Debtor proposes that the Voting Agent attempt to resolve the conflicting, double or over-vote prior to the Voting Deadline in order to ensure that the votes of beneficial owners of Senior Notes are accurately tabulated.

         62. To the extent that conflicting, double or over-votes on a Master Ballot are not reconcilable prior to the Voting Deadline, the Debtor proposes that the Voting Agent be directed to count votes in respect of such Master Ballot in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot that contained the conflicting, double or over-vote, but only to the extent of the respective Record Holder's position on the Record Date in the Senior Notes.

         63. Banks and brokerage firms generally vote on behalf of the beneficial owners or entitlement holders for whom they hold securities, and the Master Ballots that they fill out merely reflect the voting instructions given by those beneficial owners or entitlement holders. Thus, banks and brokerage firms (or agents therefor) should be authorized to complete multiple Master Ballots, and the votes reflected by such multiple Master Ballots should be counted, except to the extent that they are duplicative of other Master Ballots. For the same reasons as set forth above for allowing subsequently filed ballots to supersede previously filed ballots, the Bankruptcy Court should order that, if two or more Master Ballots submitted are inconsistent in whole or in part, the latest Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot. The Debtor will retain their right to object to the validity of the second Master Ballot on any basis permitted by law, including under Bankruptcy Rule 3018(a) and, if such objection is sustained, the first Master Ballot will then be counted.

         64. COPIES AND REVIEW OF DOCUMENTS. Any party in interest wishing to obtain a copy of the Disclosure Statement, the Plan, this Motion or the proposed order, or any of the attachments of the foregoing, may request such copies at the Debtor's expense by contacting the Voting Agent, InnisFree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, (877) 750-2689, or undersigned counsel to the Debtor.

         65. Any party in interest wishing to review the Plan or the Disclosure Statement may arrange to review the Plan and Disclosure Statement at the offices the Debtor's counsel: Kaye Scholer LLC, 70 W. Madison Street, Suite 4100, Chicago, IL 60602 (by contacting Michelle Mackin at (312) 583-2300), or Duane Morris LLP, 1100 North Market Street, Suite 1200, Wilmington, DE 19801-1246 (by contacting William K. Harrington, Esq. at (302) 657-4900).

         WHEREFORE, the Debtor respectfully requests that the Bankruptcy Court enter an order (i) granting the relief requested herein and (ii) granting such other and further relief as is just and proper.

Dated: Wilmington, Delaware
       January 31, 2003

                                        Respectfully submitted,

                                        NUTRITIONAL SOURCING CORPORATION



                                        By:
                                           -------------------------------------
                                        One of its Attorneys

                                        KAYE SCHOLER LLC
                                        Michael B. Solow (#6188259 Illinois Bar)
                                        Harold D. Israel (#6216289 Illinois Bar)
                                        70 W. Madison Street, Suite 4100
                                        Chicago, IL 60602
                                        Telephone: (312) 583-2300
                                        Facsimile: (312) 583-2360

                                        -and-

                                        DUANE MORRIS LLP
                                        Richard W. Riley (DE I.D. No. 4052)
                                        William K. Harrington (DE I.D. No. 4051)
                                        1100 North Market Street, Suite 1200
                                        Wilmington, DE   19801-1246
                                        Telephone:  (302) 657-4900
                                        Facsimile:  (302) 657-4901

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE



IN RE:                               )    CASE NO. 02-12550 PJW
                                     )
NUTRITIONAL SOURCING CORPORATION,    )
                                     )    CHAPTER 11
                                     )
                    DEBTOR.          )


              ORDER (I) APPROVING PROCEDURES AND MATERIALS EMPLOYED
            TO PROVIDE NOTICE OF THE DISCLOSURE STATEMENT HEARING AND
           CONFIRMATION HEARING, (II) APPROVING DISCLOSURE STATEMENT,
               (III) ESTABLISHING RECORD DATE AND VOTING DEADLINE,
                (IV) DETERMINING TREATMENT OF CERTAIN CLAIMS AND
                  INTERESTS FOR NOTICE AND VOTING PURPOSES, AND
             (V) APPROVING SOLICITATION PROCEDURES FOR CONFIRMATION

                  Upon the motion, dated January 31, 2003 (the "Solicitation Procedures Motion"),(1) of Nutritional Sourcing Corporation as debtor and debtor in possession in the above-captioned cases (the "Debtor"), seeking an order (i) approving procedures and materials employed to provide notice of the Disclosure Statement hearing and the confirmation hearing, (ii) approving Disclosure Statement, (iii) establishing a record date and voting deadline, (iv) determining the treatment of certain claims and interests for notice and voting purposes, and (v) approving solicitation procedures for confirmation; and the Bankruptcy Court having reviewed the Disclosure Statement, the Solicitation Procedures Motion, and any unresolved objections thereto; and all timely filed objections to the Disclosure Statement and/or the Solicitation Procedures Motion having been consensually resolved or overruled by the Bankruptcy Court; and due notice of the Motion having been provided to (i) the Office of the United States Trustee for the District


___________________

(1) Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Solicitation Procedures Motion.

of Delaware, (ii) counsel to the Official Committee of Unsecured Creditors, and
(iii) each party that has properly filed a notice of appearance and a request for service of all documents herein; it appearing that no other or further notice need be provided; and upon the record of the Disclosure Statement Hearing and these chapter 11 cases; and the Bankruptcy Court having determined that the relief requested is in the best interests of the Debtor, its estates, creditors and other parties-in-interest; after due deliberation thereon and good cause appearing therefor,

                IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

I. APPROVAL OF DISCLOSURE STATEMENT AND
   FORM AND MANNER OF NOTICE RELATED THERETO

                  1. Pursuant to Bankruptcy Rules 3017(a) and (b), the Disclosure Statement, dated as of January 31, 2003, is approved as containing adequate information within the meaning of Bankruptcy Code section 1125(a), and to the extent not withdrawn, settled or otherwise resolved, all objections to the Disclosure Statement are overruled.

                  2. Pursuant to Bankruptcy Rules 2002(b) and (d), the Disclosure Statement Notice, attached hereto as EXHIBIT A, is hereby approved as containing all necessary and appropriate information regarding the Disclosure Statement hearing and the manner and deadlines for filing objections to the Disclosure Statement and the Solicitation Procedures Motion.

II. CONFIRMATION HEARING DATE

                  1. The hearing (the "Confirmation Hearing") to consider confirmation of the Plan, as the same may be further modified or amended, shall commence on APRIL 30, 2003 AT 1:30 P.M. (EST), before the Honorable Peter J. Walsh, United States Bankruptcy Judge, in the Bankruptcy Court for the District of Delaware, 824 Market Street, 6th Floor, Wilmington, Delaware. The Confirmation Hearing may be continued from time to time by announcing such continuance in open court, and the Plan may be further modified, if necessary, pursuant to 11 U.S.C.ss. 1127 prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

III. DEADLINE AND PROCEDURES FOR FILING
     OBJECTIONS TO CONFIRMATION AND APPROVAL
     OF FORM AND MANNER OF NOTICE RELATED THERETO

                  1. APRIL 18, 2003 AT 4:00 P.M. (EST) (the "Confirmation Objection Deadline"), is fixed as the last date and time for filing and serving objections to confirmation of the Plan.

                  2. In order to be considered, objections (if any) to confirmation of the Plan must: (i) be made in writing, (ii) comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, (iii) set forth the name of the objector, and the nature and amount of any claim or interest asserted by the objector against or in the Debtor, its estates or property, (iv) state with particularity the legal and factual bases for the objection, including specific reference to the text of the Plan to which the objection is made and (v) be filed with the Bankruptcy Court, together with proof of service, and served by personal service, overnight delivery, first class mail or facsimile, so as to be RECEIVED no later than the Confirmation Objection Deadline by the Notice Parties (as designated in the Confirmation Notice). Objections not timely filed and served in accordance with these procedures shall not be considered and shall be deemed overruled.

                  3. Pursuant to Bankruptcy Rules 3017(d) and 2002(b) and (d), the Confirmation Notice, attached hereto as EXHIBITS B, is hereby approved as containing all necessary and appropriate information regarding the Confirmation Hearing and the manner and deadlines for filing objections to confirmation of the Plan.

IV. RECORD DATE

                  4. Notwithstanding anything to the contrary in Bankruptcy Rule 3017(d), MARCH 4, 2003 AT 5:00 P.M. (EST) is hereby established as the record date (the "Record Date") for purposes of determining which members of Class 2 are entitled to receive a Solicitation Package and to vote on the Plan.

V. VOTING DEADLINE

                  5. APRIL 18, 2003 AT 5:00 P.M. (EST) is fixed as the deadline (the "Voting Deadline") by which all ballots accepting or rejecting the Plan must be RECEIVED by the Voting Agent at the following address:

                  InnisFree M&A Incorporated
                  501 Madison Avenue
                  20th Floor
                  New York, NY 10022
                  Telephone: (877) 750-2689

Ballots not received by the Voting Deadline will not be counted. The Voting Agent shall not accept any ballot transmitted via facsimile or electronic mail. Any holder that votes in favor of the Plan shall be deemed to have consented to the all the terms of the Plan, including, but not limited to, the Committee's right to issue or withdraw the Direction Letter. Upon mutual agreement with the Committee, the Debtor shall have the right to extend the Voting Deadline if the need should arise.

VI. TEMPORARY ALLOWANCE OF
    CLAIMS FOR VOTING PURPOSES

                  6. Pursuant to Bankruptcy Code section 105(a) and Bankruptcy Rule 3018(a), APRIL 1, 2003 AT 4:00 P.M. (EST) (the "Rule 3018 Motion Deadline") is fixed as the deadline for any creditor to file and serve a motion pursuant to Bankruptcy Rule 3018(a) (the "Rule 3018(a) Motions") seeking temporary allowance of a claim for voting purposes.

                  7. Rule 3018(a) Motions must be filed and served on the Notice Parties so as to be RECEIVED no later than the Rule 3018(a) Motion Deadline. Rule 3018(a) Motions that are not timely filed and served in the manner as set forth above shall not be considered and, except as otherwise provided herein, the claims referred to therein shall not be counted in determining whether the Plan has been accepted or rejected.

                  8. Any party timely filing and serving a Rule 3018(a) Motion shall be provided a ballot and shall be permitted to cast a provisional vote to accept or reject the Plan. If, and to the extent that, the Debtor and such party are unable to resolve the issues raised by the Rule 3018(a) Motion, the Debtor requests that all such Rule 3018(a) Motions be considered at the omnibus hearing scheduled for APRIL 11, 2003 AT 10:30 A.M. (EASTERN STANDARD TIME.

VII. APPROVAL OF VOTING AGENT

                  9. Innisfree M&A Incorporated ("Innisfree") and its designated agents (the "Voting Agent") are hereby authorized to act as the Debtor's special noticing, tabulation and balloting agent in connection with the solicitation and tabulation of votes on the Plan as described in the Solicitation Procedures Motion. Innisfree shall be compensated for performing the duties as Voting Agent in accordance with the order approving the Innisfree Application and appointing Innisfree as Voting Agent to assist the Debtor in mailing solicitation packages and notices, receiving and tabulating ballots cast on the Plan, and to certify to the Bankruptcy Court the results of the balloting.

VIII. APPROVAL OF SOLICITATION
      PACKAGES, PROCEDURES AND BALLOTS

         A. CONTENTS AND TRANSMITTAL
            OF SOLICITATION PACKAGES

                  10. On or before MARCH 20, 2003 (the "Solicitation Date"), the Debtor shall cause the Voting Agent to transmit to (i) the holders of claims in Class 2 (as of the Record Date), subject to the limitations contained elsewhere in this Order, (ii) the indenture trustee for the Senior Notes Indentures (iii) the 2002 List and (iv) the United States Trustee, by first class mail, postage prepaid, a solicitation packet (the "Solicitation Package") containing:

                  (a) the Confirmation Hearing Notice, in substantially the form attached hereto AS EXHIBIT B;

                  (b) the Disclosure Statement;

                  (c) the Plan (as Appendix A to the Disclosure Statement);

                  (d) a ballot (and pre-addressed, postage prepaid return envelope) appropriate for the specific creditor or interest holder, in substantially the form of the proposed ballots attached hereto as EXHIBITS F-1 THROUGH F-2, which forms of ballots are hereby approved; and

                  (e) this Order.

         11. Only those persons holding claims in Class 2 (i) who have filed timely proofs of claims that have not been disallowed by an order of the Bankruptcy Court entered on or before the Record Date, or (ii) whose claims are scheduled on the Schedules, shall receive a Solicitation Package. Creditors who have filed duplicate claims in any given class shall receive only one Solicitation Package and one ballot for voting their claims with respect to that class.

         B. PROCEDURES FOR TRANSMITTAL OF SOLICITATION
            PACKAGES TO HOLDERS OF CLASS 2 CLAIMS

                  12. IDENTIFICATION OF BENEFICIAL HOLDERS. All known Record Holders of the Senior Notes shall provide the Voting Agent with the addresses of all beneficial owners of such Senior Notes for whom such Record Holders hold the Senior Notes (as of the Record Date) in electronic format on or before MARCH 10, 2003.

                  13. Record Holders failing to provide such information shall send the appropriate solicitation materials, in a manner customary in the securities industry, so as to maximize the likelihood that beneficial owners of the Senior Notes will receive the materials and be given the opportunity to vote on the Disclosure Statement in a timely fashion.

                  14. Transmittal of the Solicitation Packages to holders of the Senior Notes shall be made as follows: the Solicitation Packages shall be mailed by first-class mail, no later than the Solicitation Date, to (i) each beneficial holder of the Senior Notes (as of the Record Date) for which the Voting Agent has received addresses in electronic format from the applicable Record Holders (or their agents), and (ii) each Record Holder (or its agent) identified by the Voting Agent or its designated agent as an entity through which beneficial owners hold or held the Senior Notes as of the Record Date and from which the Voting Agent has not received addresses in electronic format.

                  15. Each Record Holder through which beneficial owners hold Senior Notes as of the Record Date and who fail to provide the Voting Agent or its designated agent with addresses of beneficial holders in electronic format, shall promptly distribute the Solicitation Packages to the beneficial owners for whom they hold or held the Senior Notes.

                  16. The Solicitation Packages to be transmitted to beneficial holders of the Senior Notes by Record Holders will include a ballot for the beneficial owners (the "Beneficial Owner Ballot"), substantially in the form of EXHIBITS F-1, attached hereto, and a return envelope provided by, and addressed to, the requisite Record Holders (or their agents) of the beneficial owners. The Record Holders (or their agents) shall summarize the individual votes of their beneficial owners from the Beneficial Owner Ballots on a master ballot (the "Master Ballot"), to be provided to them by the Debtor in substantially the form attached hereto as EXHIBIT F-2. The Record Holders (or their agents) shall then return the Master Ballot to the Voting Agent by the Voting Deadline.

                  17. The Debtor shall serve a copy of the Solicitation Procedures Motion and this Order on each of the Record Holders (or their agents) identified by the Debtor and the Voting Agent or its designated agent as an entity through which beneficial owners hold the Senior Notes. In addition, the Debtor shall, upon written request, reimburse such entities for their reasonable, actual, and necessary out-of-pocket expenses incurred in performing the tasks described above; provided, however, that the Bankruptcy Court shall retain jurisdiction to resolve any disputes over any request for such reimbursement.

                  18. No Solicitation Packages or other notices shall be transmitted to (i) holders of claims listed on the Debtor's schedules that have already been paid in full during these cases or that are authorized to be paid in full in the ordinary course of business pursuant to orders previously entered by the Bankruptcy Court, or (ii) any person to whom the Debtor mailed a notice of the meeting of creditors under Bankruptcy Code section 341 and such notice was returned marked "undeliverable" or "moved - no forwarding address" or for a similar reason, unless the Debtor have been informed in writing by such person of that person's new address.

         C. NOTICE TO UNIMPAIRED CREDITORS AND NON-VOTING
            HOLDERS OF INSIDER CLAIMS AND EQUITY SECURITY INTERESTS

                  19. In lieu of Solicitation Packages, the Debtor shall mail, or cause to be mailed, by first class mail, (i) to the Unimpaired Creditors, a copy of the Notice of Non-Voting Status with Respect to Unimpaired Classes, in substantially the form attached hereto as EXHIBIT C, which form is hereby approved, (ii) to Non-Voting holders of Insider Claims, a copy of the Notice of Non-Voting Status With Respect to Nutritional Sourcing Corporation Impaired Class "4," in the form attached to the proposed Solicitation Procedures Order as EXHIBIT D, which form is hereby approved, and (iii) to Non-Voting holder of the Equity Security Interest, a copy of the Notice of Non-Voting Status With Respect to Nutritional Sourcing Corporation Class

"5," in the form attached to the proposed Solicitation Procedures Order as EXHIBIT E, which form is hereby approved. Such notices provide: (i) notice of the approval of the Disclosure Statement, (ii) notice of the filing of the Plan,
(iii) instructions regarding the various ways to obtain and/or view copies of the Disclosure Statement and Plan and other documents, (iv) information regarding the Confirmation Hearing and (v) detailed directions for filing confirmation objections by the Confirmation Objection Deadline, and satisfy the requirements of Bankruptcy Rule 3017(d) with respect to the recipients of such notices.

         D. CONTENTS AND TRANSMITTAL OF SOLICITATION
            PACKAGES TO HOLDERS OF CONTINGENT,
            UNLIQUIDATED OR DISPUTED CLAIMS

                  20. Pursuant to Bankruptcy Code section 105(a) and Bankruptcy Rule 3003(c)(2), persons or entities listed on the Debtor's Schedules as having a claim or a portion of a claim that is listed as being disputed, unliquidated or contingent or that is scheduled as zero or unknown in amount or who filed a proof claim prior to the Solicitation Date reflecting a claim or portion of a claim that is disputed, unliquidated or contingent, shall receive a Solicitation Package which contains, in lieu of a ballot and the Confirmation Hearing Notice, the Disputed Claim Status notice, in substantially the form attached hereto as EXHIBIT G, which form is hereby approved, informing such person or entity that
(i) their claim has been identified as disputed, contingent, or unliquidated or that it is scheduled as zero or unknown in amount and (ii) absent having filed a Rule 3018(a) Motion, in the manner and by the deadline described below, they are precluded from submitting a vote with respect to such claim.

                  21. Nothing in these procedures shall affect the Debtor's right to object to any proof of claim, and any claim as to which a separate objection, whether to the entire claim or a portion thereof, has been filed before MARCH 20, 2003 shall not be entitled to vote on the Plan and shall not be counted in determining whether the requirements of Bankruptcy Code

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section 1126(c) have been met unless (i) such claim has been temporarily allowed for voting purposes pursuant to Bankruptcy Rule 3018(a) and in accordance with this Order, or (ii) on or before the Voting Deadline (defined below), the objection to such claim has been resolved in favor of the creditor asserting the claim.

IX. VOTING PROCEDURES

                  22. VOTES COUNTED. Any ballot timely received, properly executed, containing sufficient information to permit the identification of the claimant and cast as either an acceptance or rejection of the Plan, will be counted and will be deemed to be cast as an acceptance or rejection, as the case may be, of the Plan. Each Record Holder or beneficial holder of the Senior Notes shall be deemed to have noted the full principal amount of its claim, notwithstanding anything to the contrary on the ballot.

                  23. VOTES NOT COUNTED. Unless otherwise ordered by this Bankruptcy Court after notice and a hearing, the following ballots shall not be counted or considered for any purpose in determining whether the Plan has been accepted or rejected:

                  (a) Any ballot received after the Voting Deadline, even if even if postmarked before the Voting Deadline;

                  (b) Any ballot that is illegible, or contains insufficient information to permit the identification of the claimant;

                  (c) Any ballot that indicates neither an acceptance nor a rejection, or indicates both an acceptance and rejection, of the Plan;

                  (d) Any ballot cast by a person or entity that does not hold a claim in a class that is entitled to vote to accept or reject the Plan;

                  (e) Any unsigned ballot;

                  (f) Any form of ballot other than the official form sent by the Voting Agent or a copy thereof;

                  (g) Any copy of a ballot without an original signature; and/or

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

                  (h) Any ballot that is sent by facsimile transmission or via electronic mail (except a Master Ballot followed by a hard copy).

                  24. CHANGING VOTES. Whenever two or more ballots (including Master Ballots) are cast voting the same claim prior to the Voting Deadline, the ballot dated latest, but received prior to the Voting Deadline shall be deemed to reflect the voter's intent, and thus, to supersede any prior ballots; PROVIDED, HOWEVER, that nothing herein shall affect the Debtor's right to object to the validity of the second ballot, if otherwise in compliance with provisions set forth herein, on any basis permitted by law, including under Bankruptcy Rule 3018(a). Where such objection is sustained, the first ballot shall be counted for all purposes.

                  25. NO DIVISION OF CLAIMS, INTERESTS OR VOTES. Creditors shall not divide their claims or interests, or the votes associated therewith (except as it may relate to the procedures with respect to Master Ballots), and holders of claims or interests who vote, must vote all of their claims or interests within a particular class either to accept or reject the Plan. Any ballot partially accepting and partially rejecting the Plan or ballots voted inconsistently shall not be counted for any purposes.

                  26. COUNTING BALLOTS FROM BENEFICIAL HOLDERS OF SENIOR NOTES. All Record Holders (or their agents) through which beneficial owners hold Senior Notes are directed to receive and summarize on a Master Ballot all Beneficial Owner Ballots cast by the beneficial owners for which they serve and then return the Master Ballot to the Voting Agent.

                  27. All Record Holders shall retain for inspection by the Bankruptcy Court the ballots cast by beneficial owners for one year following the Voting Deadline.

                  28. Votes cast by beneficial owners of Senior Notes through Record Holders (or their agents) and transmitted by means of a Master Ballot shall be applied against the positions held by such Record Holder. Votes submitted by a Record Holder (or their agents)

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

on a Master Ballot shall not be counted in excess of the position maintained by the respective Record Holder on the Record Date in the Senior Notes.

                  29. To the extent that conflicting, double or over-votes are submitted on a Master Ballot, the Voting Agent shall attempt to resolve the conflicting, double or over-votes prior to the Voting Deadline, in order to ensure that the votes of beneficial owners of Senior Notes are accurately tabulated.

                  30. To the extent that conflicting, double or over-votes on a Master Ballot are not reconcilable prior to the Voting Deadline, the Voting Agent shall count votes in respect of such Master Ballot in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot that contained the conflicting, double or over-votes, but only to the extent of the respective Record Holder's position on the Record Date in the Senior Notes.

                  31. Record Holders (or agents thereof) are authorized to complete multiple Master Ballots, and the votes reflected by such multiple Master Ballots shall be counted, except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots submitted are inconsistent in whole or in part, the latest Master Ballot received prior to the Voting Deadline shall, to the extent of such inconsistency, supersede and revoke any prior Master Ballot; PROVIDED, HOWEVER, that nothing herein shall affect the Debtor's right to object to the validity of the second Master Ballot on any basis permitted by law, including under Bankruptcy Rule 3018(a). If such objection is sustained, the first Master Ballot shall be counted for all purposes.

                  32. Each Record Holder or beneficial owner of Senior Notes shall be deemed to have voted the full principal amount of its claim relating to such Senior Notes, notwithstanding anything to the contrary on any ballot.

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X. SERVICE AND NOTICE ADEQUATE AND SUFFICIENT

                  33. Service of all notices and documents described herein, including the Disclosure Statement, the Disclosure Statement Notice, the Confirmation Notice, and the Solicitation Procedures Motion, in the time and manner as set forth in the Solicitation Procedures Motion or this Order, shall be adequate and sufficient and no other or further notice shall be necessary.

XI. COPIES AND REVIEW OF DOCUMENTS

                  34. Copies of the Disclosure Statement, the Plan, the Solicitation Procedures Motion and this Order, or any of the attachments of the foregoing, may be requested by any party in interest, at the Debtor's expense, by contacting the Voting Agent, InnisFree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, (877) 750-2689, or undersigned counsel to the Debtor.

                  35. Any party in interest wishing to review the Plan or the Disclosure Statement may arrange to review the Plan and Disclosure Statement at the offices of Debtor's counsel: Kaye Scholer LLC, 70 W. Madison Street, Suite 4100, Chicago, IL 60602 (by contacting Michelle Mackin at (312) 583-2300), or Duane Morris LLP, 1100 North Market

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Street, Suite 1200, Wilmington, DE 19801-1246 (by contacting William K.
Harrington, Esq. at (302) 657-4900).

Dated:_______________________, 2003
        Wilmington, Delaware

                                              ------------------------------
                                              UNITED STATES BANKRUPTCY JUDGE

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